UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Excerpt from Transcript of March 21, 2014 Earnings Call of Darden Restaurants, Inc.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in solicitations of Company stockholders. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's consent revocation solicitation statement, filed with the SEC on March 18, 2014 and the Company’s proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on August 6, 2013. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended May 26, 2013, filed with the SEC on July 19, 2013 and its Quarterly Reports on Form 10-Q for the first two quarters of the fiscal year ended May 25, 2014 filed on September 30, 2013 and January 2, 2014, respectively. To the extent holdings of the Company's securities have changed, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov.

STOCKHOLDERS ARE ENCOURAGED TO READ THE COMPANY’S CONSENT REVOCATION SOLICITATION STATEMENT AND BLUE REVOCATION CARD (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, the Company’s consent revocation solicitation statement, BLUE revocation card and any other documents filed by the Company with the SEC at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company's website at http:// investor.darden.com/investors/investor-relations/default.aspx.

Clarence Otis

Good morning, everyone. And we do welcome this opportunity to speak with you and take your questions, but before turning to questions, I'd like to briefly address the consent solicitation that's underway to call a special meeting of Darden shareholders to consider a non-binding resolution prior to our annual meeting. Our board is strongly committed to engagement. We value the views of our shareholders, and as many of you know, we've had a robust Investor Relations effort since becoming a public company nearly 19 years ago.

We've consistently spent and will continue to spend an extensive amount of time talking directly with our shareholders, and with the investment community. In terms of our more recent business circumstances and potential paths forward, we appreciate the input we've received, and these insights are reflected in the plans that we've announced.

Given the significance of the initiatives under way at Darden, we believe it's important that we continue engaging with our shareholders directly and individually, so that we receive input in a productive and nuanced manner.

With respect to the consent solicitation, shareholders should make their own determination. Given our extensive ongoing discussions with shareholders, and the substantial value we've gleaned from those conversations, we believe that shareholders should continue to engage directly with the company, and should not view a special meeting as a substitute for that ongoing two-way engagement.

We look forward to continuing to speak with our shareholders, and with the investment community. And with that, operator, we'll take some questions.

This transcript provided by a third-party transcription service may not be 100 percent accurate and may contain misspellings and other inaccuracies.